TYPE:  EX-23

Emporia Systems

EXHIBIT 23 Consent from G. Brad Beckstead, CPA


BRAD BECKSTEAD
Certified Public Accountant
                                                    330 E. Warm Springs
                                                    Las Vegas, NV 89119
                                                           702.528.1984
                                                    425.928.2877 (efax)


March 20, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of March 20, 2001, on the Financial Statements of Emporia Systems for the year ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. Brad Beckstead, CPA
--------------------------
    G. Brad Beckstead, CPA

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